SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               December 29, 2004
                              ------------------
                Date of Report (Date of earliest event reported)


                                 AUXILIO, INC.
                              -----------------
             (Exact name of registrant as specified in its charter)



                                   Nevada
                                   ------
                 (State or other jurisdiction of incorporation)


     000-27507                                                 88-0350448
     ---------                                                 ----------
 (Commission  File  Number)                                  (IRS  Employer
                                                           Identification  No.)


         27130A Paseo Espada, Suite 1427, San Juan Capistrano, CA  92675
         ---------------------------------------------------------------
                     (address of principal executive offices)     (Zip Code)


                              (949) 481-7550
                              --------------
              (Registrant's telephone number, including area code)



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Item  2.03   Creation  of  a  Direct  Financial  Obligation  of  a  Registrant.

On December 28, 2004, the registrant entered into a Revolving Loan and Security Agreement (the "Agreement") with Mr. Michael D. Vanderhoof (the "Holder"). Under the Agreement, the registrant can borrow up to $500,000. Money will be advanced to the registrant by the Holder against the $500,000 limit upon six business days advance written notice by the registrant to the Holder. Interest will accrue daily upon any unpaid principal balance at the rate of eight percent per annum. Accrued interest is payable in full monthly. All outstanding principal is due and payable in full on December 10, 2005. The credit facility is secured by all of the registrant's inventory, accounts, equipment, cash, deposit accounts, securities, Intellectual Property, chattel paper, general intangibles and instruments, now existing or hereafter arising, and all proceeds thereof.

The Holder will also receive warrants to purchase shares of common stock of the registrant at the exercise price of $3.00 per share. The number of shares the holder shall be entitle to purchase is equal to 10 percent of the total dollar amount borrowed under the credit facility. For example, if the full amount of $500,000 is borrowed, the Holder will receive warrants for the purchase of 50,000 shares of stock.

The Holder, Mr. Vanderhoof, is a director of the registrant.

Item  9.01.  Exhibits.

Exhibit  No.     Description
------------     -----------

10.1             Revolving Loan and Security Agreement

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AUXILIO,  INC.


                                      By:  /s/ James P. Stapleton
                                           -----------------------------------
                                           James  P.  Stapleton
Date:  December 29, 2004                   Chief Financial Officer